Exhibit 10.1

Execution Version

FIRST Amendment To Agreement AND PLAN OF MERGER

THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of April 4, 2023, is made and entered into by and among MedTech Acquisition Corporation, a Delaware corporation (“Acquiror”), MTAC Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of Acquiror (“Merger Sub”) and TriSalus Life Sciences, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

A.            WHEREAS, Acquiror, Merger Sub and the Company are parties to that certain Agreement and Plan of Merger, dated as of November 11, 2022 (the “Merger Agreement”);

B.            WHEREAS, Section 12.10 of the Merger Agreement provides that the Merger Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as the Merger Agreement and which makes reference to the Merger Agreement; and

C.            WHEREAS, Acquiror, Merger Sub and the Company desire to amend the Merger Agreement pursuant to Section 12.10 thereof as set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, Acquiror, Merger Sub and the Company hereby agree as follows:

1.            AMENDMENT TO SECTION 1.01 OF THE MERGER AGREEMENT. Section 1.01 of the Merger Agreement is hereby amended as follows:

a.	the definition of “Acquiror Restricted Stock Unit Award” is added to read as follows:

““Acquiror Restricted Stock Unit Award” has the meaning specified in Section 3.07(c).”

b.	clause (iii) of the definition of “Acquiror Transaction Expenses” shall be deleted and revised to read as follows:

“all placement agent fees and other fees relating to the Future PIPE Investment (other than (1) PIPE Investor Reimbursable Expenses and (2) any fees arising from the exercise of any post-Closing greenshoe or other investor-held option to purchase securities of the Acquiror that were granted to such investor in the definitive agreements entered into in connection with such Future PIPE Investment)”

c.	the definition of “Company Restricted Stock Unit Award” is added to read as follows:

““Company Restricted Stock Unit Award” means an award of restricted stock units covering Company Common Shares granted pursuant to the Company Equity Plan, as issued under an award in a form reasonably acceptable to Acquiror.”

2.            AMENDMENT TO SECTION 3.07 OF THE MERGER AGREEMENT. Section 3.07 of the Merger Agreement is hereby amended as follows:

a.	by deleting the title “Section 3.07 Treatment of Company Options” and replacing it with “Section 3.07 Treatment of Company Options and Company Restricted Stock Unit Awards.”

b.	by adding clause (c), which shall read in its entirety as follows:

“(c) As of the Effective Time, each Company Restricted Stock Unit Award that is then outstanding shall be assumed and converted into a restricted stock unit award covering shares of Common Stock (each, an “Acquiror Restricted Stock Unit Award”). Each such Acquiror Restricted Stock Unit Award as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the Company Restricted Stock Unit Award immediately prior to the Effective Time (but taking into account any changes thereto by reason of this Section 3.07(c)). As of the Effective Time, each such Acquiror Restricted Stock Unit Award as so assumed and converted shall be a restricted stock unit award covering a number of shares of Common Stock that is equal to the product of (i) the number of shares of Company Common Shares subject to such Company Restricted Stock Unit Award immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio, with any fractional shares rounded down to the nearest whole share. The Company shall take all necessary actions to effect the treatment of Company Restricted Stock Unit Awards pursuant to this Section 3.07(c) in accordance with the Company Equity Plan and the applicable award agreements.”

3.            AMENDMENT TO SECTION 4.02(a) OF THE MERGER AGREEMENT. The first sentence of Section 4.02(a) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

“(a)  No fewer than three (3) Business Days prior to the Closing Date, the Company shall deliver to Acquiror a statement (the “Closing Date Capitalization Statement”), signed by the Chief Executive Officer of the Company (in her capacity as such), which sets forth, as of the record date, the (i) (1) name of each Company Stockholder of record on the books and records of the Company, (2) number of shares of Company Common Shares (after giving effect to (a) the exercise of any Company Warrants pursuant to Section 3.06(a) and Section 3.06(b) and (b) the Preferred Conversion) owned by each such Company Stockholder, and (3) the allocation of the Closing Merger Consideration payable to each Company Stockholder; (ii) on a holder-by-holder and warrant-by-warrant basis, each Assumed Warrant that will be outstanding as of the Closing, and, with respect to such Assumed Warrant, the number of shares of Common Stock issuable upon exercise of such Assumed Warrant and the exercise price of such Assumed Warrant, (iii) on a holder-by-holder and option-by-option basis, each Acquiror Option that will be outstanding as of the Closing, and, with respect to such Acquiror Option, the number of shares of Common Stock issuable upon exercise of such Acquiror Option and the exercise price of such Acquiror Option and (iv) on a holder-by-holder and award-by-award basis, each Acquiror Restricted Stock Unit Award that will be outstanding as of the Closing, and, with respect to such Acquiror Restricted Stock Unit Award, the number of shares of Common Stock issuable upon settlement of such Acquiror Restricted Stock Unit Award.”

4.            AMENDMENTS TO SECTION 5.06 OF THE MERGER AGREEMENT.

a.	The last sentence of Section 5.06(a) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

“Other than the stock and equity interests set forth in the first sentence of 5.06(a), and the issuance of the Company Restricted Stock Unit Awards, there are no other shares of common stock, preferred stock or other equity interests of the Company authorized, reserved, issued or outstanding.”

b.	Clause (iii) of Section 5.06(d) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

“all Company Options and Company Restricted Stock Unit Awards have been issued in compliance with the Company Equity Plan (if granted thereunder) and all applicable Laws and properly accounted for in all respects in accordance with GAAP.”

5.            AMENDMENT TO SECTION 11.01(b)(iv) OF THE MERGER AGREEMENT. Section 11.01(b)(iv) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

“(iv)      [Intentionally Omitted]”

6.            NO FURTHER AMENDMENT; EFFECT OF AMENDMENT. This Amendment shall be deemed incorporated into, and form a part of, the Merger Agreement and have the same legal validity and effect as the Merger Agreement. Except as expressly and specifically amended hereby, the Merger Agreement is not otherwise being amended, modified or supplemented and all terms and provisions of the Merger Agreement are and shall remain in full force and effect in accordance with its terms, and all references to the Merger Agreement in this Amendment and in any ancillary agreements or documents delivered in connection with the Merger Agreement shall hereafter refer to the Merger Agreement as amended by this Amendment, and as it may hereafter be further amended or restated.

7.            REFERENCES TO THE MERGER AGREEMENT. Once this Amendment becomes effective, each reference in the Merger Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import shall hereafter be deemed to refer to the Merger Agreement as amended hereby (except that references in the Merger Agreement to “as of the date hereof” or “as of the date of this Agreement” or words of similar import shall continue to mean November 11, 2022).

8.            ACQUIROR ACKNOWLEDGMENT. Acquiror and Merger Sub acknowledge and agree that the grant of the Company Restricted Stock Unit Awards shall not constitute an inaccuracy in any of the representations and warranties made by the Company pursuant to Article V of the Agreement and by executing below, Acquiror consents to the grant of the Company Restricted Stock Unit Awards pursuant to Section 7.01 of the Agreement.

9.            COUNTERPARTS. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. This Amendment may be executed by electronic transmission, each of which shall be deemed an original.

10.            HEADINGS. The bold-faced headings contained in this Amendment are for convenience of reference only, shall not be deemed to be a part of this Amendment and shall not be referred to in connection with the construction or interpretation of this Amendment.

11.            GOVERNING LAW. This Amendment, and all claims or causes of action based upon, arising out of, or related to this Amendment, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

[Signature page follows]

IN WITNESS WHEREOF, the parties listed below, by their duly authorized representatives, have executed this Amendment as of the date first written above.

MEDTECH ACQUISITION CORPORATION

By:	/s/ Christopher Dewey
Name:	Christopher Dewey
Title:	Chief Executive Officer

MTAC MERGER SUB, INC.

By:	/s/ Christopher Dewey
Name:	Christopher Dewey
Title:	Chief Executive Officer

TRISALUS LIFE SCIENCES, INC.

By:	/s/ Mary Szela
Name:	Mary Szela
Title:	CEO and President

(Signature Page to First Amendment to Agreement and Plan of Merger)